UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2013

PULTEGROUP, INC.

(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan 48304

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (248) 647-2750

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 2, 2013, Dick’s Sporting Goods, Inc. (“DKS”) announced that André J. Hawaux will join DKS in June, 2013 as Executive Vice President—Finance, Administration and Chief Financial Officer. Mr. Hawaux previously served as president of the Consumer Foods business of ConAgra Foods, Inc. since 2009. Mr. Hawaux is a nominee to the Board of Directors of PulteGroup, Inc. (“PHM”), as previously disclosed in PHM’s Proxy Statement for its 2013 Annual Meeting of Shareholders (the “Proxy Statement”). Mr. Hawaux’s qualifications to serve as a director of PHM will be enhanced by his new position at DKS, a customer-focused public company with a large real estate portfolio. Therefore, the Nominating and Governance Committee of PHM’s Board of Directors reaffirms Mr. Hawaux’s nomination to serve as a director. See the Proxy Statement for additional information regarding Mr. Hawaux’s qualifications and the conclusion of the Nominating and Governance Committee of PHM’s Board of Directors that Mr. Hawaux should serve as a director of PHM.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PULTEGROUP, INC.

Date: May 6, 2013	By:	/s/ Steven M. Cook
Steven M. Cook Senior Vice President, General Counsel and Secretary